Exhibit 99.1

WBA / Boots Press Release:

Boots secures a £4.8 billion full buy-in with Legal & General for the Boots

Pension Scheme delivering greater certainty for all members

24 November 2023: Walgreens Boots Alliance (Nasdaq: WBA) today announces that, with the financial support of Boots, the Trustee of the Boots Pension Scheme (the “Scheme”) has agreed a £4.8 billion ($6.0 billion) buy-in policy (“Buy-In”) with Legal & General. The Buy-In insures all 53,000 members in the Boots Pension Scheme, making it the largest single transaction of its kind.

After exploring a range of strategic options for the Scheme, an insurance transaction with Legal & General was selected as the best way to safeguard members’ benefits against market uncertainty, improved life expectancies and other risks and deliver Boots strategic objectives for the Scheme.

Boots will bring forward approximately £170 million ($210 million) of already committed payments to the Scheme and has committed to pay extra contributions expected to be approximately £500 million ($630 million) to the Scheme1. The previous guarantee from a Walgreens Boots Alliance entity to the Scheme has been terminated and replaced with a smaller temporary guarantee, which will decrease in line with the settlement of these commitments.

In due course, members of the Scheme will be provided with individual annuity policies issued by Legal & General, who will then be responsible for paying members’ benefits directly enabling the Scheme to be wound-up. The process is expected to take up to two years. The Trustee and Boots have written to the members of the Scheme to inform them of these changes. The transaction will transfer most economic risk in the Scheme to Legal & General, substantially reducing Boots exposure and increasing the security of members’ pension benefits.

Cardano was the strategic advisor to Walgreens Boots Alliance and lead broker for the transaction, while Baker McKenzie provided legal advice. Aon was strategic adviser, lead investment adviser and broker for the transaction representing the Trustee, while Sackers provided legal advice.

Alan Baker on behalf of Law Debenture, as Chair of Trustee, Boots Pension Scheme: “This agreement with Legal & General gives added protection to our members’ long-term benefits by removing market uncertainty and other financial exposures. We welcome the additional payment from Boots, in addition to the sum it has already committed. As a result, the Scheme will not be reliant on Boots to pay benefits to members and pensions will be protected for decades to come.

“I would like to take this opportunity to thank my fellow Trustee directors and our predecessors, the Scheme officers and advisers for their hard work over many years to reach this positive outcome for our members.”

[1]	A deferred premium facility has been agreed with Legal & General to provide flexibility around the settlement of these commitments and the orderly transfer of the Scheme’s assets.

Sebastian James, Senior Vice President and Managing Director, Boots: “We are very pleased to have achieved the gold standard outcome for our pension scheme and to have fully secured the benefits of all members with a highly respected insurer. This will provide greater certainty to both the Scheme members and to Boots, and is an excellent outcome for both parties.”

Andrew Kail, CEO, Legal & General Retirement Institutional: “We are very pleased to have agreed this buy-in today with the Boots Pension Scheme, representing our largest ever single transaction. This is testament to our long-standing relationship with the client, and I am proud that we have been able to work seamlessly across our insurance, reinsurance and investment management capabilities to deliver an excellent outcome.”

Cautionary Note Regarding Forward-Looking Statements

All statements in this release that are not historical including, without limitation, those regarding future commitments and expected timelines, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “will,” “likely,” “intend,” “plan,” “aim,” “continue,” “believe,” “seek,” “anticipate,” “upcoming,” “may,” “possible,” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in Item 1A (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended August 31, 2023 and in other documents that we file or furnish with the Securities and Exchange Commission. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. All forward-looking statements we make or that are made on our behalf are qualified by these cautionary statements. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

We do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Notes to Editors:

Media contacts

Boots Media Contacts

For any media enquiries, please contact Boots press office

Phone: +44 (0) 115 959 5995

Email: media.enquiries@boots.co.uk

Communications advisers to Boots Pension Scheme:

SEC Newgate UK

Email: BootsPS@SECnewgate.co.uk

Tel: 020 3757 6767

About Walgreens Boots Alliance

Walgreens Boots Alliance (Nasdaq: WBA) is an integrated healthcare, pharmacy and retail leader serving millions of customers and patients every day, with a 170-year heritage of caring for communities. A trusted, global innovator in retail pharmacy with more than 12,500 locations across the U.S., Europe and Latin America, WBA plays a critical role in the healthcare ecosystem. The company is reimagining local healthcare and well-being for all as part of its purpose – to create more joyful lives through better health. Through dispensing medicines, improving access to a wide range of health services, providing high quality health and beauty products and offering anytime, anywhere convenience across its digital platforms, WBA is shaping the future of healthcare.

WBA employs approximately 330,000 people and has a presence in eight countries through its portfolio of consumer brands: Walgreens, Boots, Duane Reade, the No7 Beauty Company and Benavides in Mexico. Additionally, WBA has a portfolio of healthcare-focused investments located in several countries, including China and the U.S.

The company is proud of its contributions to healthy communities, a healthy planet, an inclusive workplace and a sustainable marketplace. WBA has been recognized for its commitment to being an inclusive workplace. In fiscal 2023, the Company received a score of 100 from the Human Rights Campaign’s Corporate Equality Index, scored 100 percent on the Disability Equality Index for disability inclusion and was named Disability:IN’s 2023 Employer of the Year. In addition, WBA has been recognized for its commitment to operating sustainably as the company is an index component of the Dow Jones Sustainability Indices (DJSI). More company information is available at www.walgreensbootsalliance.com

About Boots

Boots is the UK’s leading health and beauty retailer with over 52,000 team members and 2,100 stores, ranging from local community pharmacies to large destination health and beauty stores.

Boots serves its customers and patients’ wellbeing for life. It is the leading provider of healthcare on the high street and the UK’s number one beauty destination.

Boots has an unrivalled depth and breadth of product offering, which incorporates its extensive own brand range and innovative portfolio of brands, including No7, the UK’s No1 skincare brand, Soap & Glory, Liz Earle Beauty and Sleek MakeUP. For over 170 years, Boots has listened, learned and innovated, and it continues to challenge itself to improve its products and services every day.

Boots is part of Walgreens Boots Alliance, which is a global leader in pharmacy-led, health and wellbeing retail. More company information is available on boots-uk.com.

About Legal & General

Established in 1836, Legal & General is one of the UK’s leading financial services groups and a major global investor, with around £1.2 trillion in total assets under management (as at HY23) of which two-fifths is international. We also provide powerful asset origination capabilities. Together, these underpin our leading retirement and protection solutions: we are a leading international player in pension risk transfer, in UK and US life insurance, and in UK workplace pensions and retirement income. Through inclusive capitalism, we aim to build a better society by investing in long-term assets that benefit everyone.